EXHIBIT (4)

THIS NOTE IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE THEREOF. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF CDS CLEARING AND DEPOSITORY SERVICES INC. (“CDS”) TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IN RESPECT THEREOF IS REGISTERED IN THE NAME OF CDS & CO., OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF CDS (AND ANY PAYMENT IS MADE TO CDS & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF CDS), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED HOLDER HEREOF, CDS & CO., HAS AN INTEREST HEREIN. THIS CERTIFICATE IS ISSUED PURSUANT TO A MASTER LETTER OF REPRESENTATIONS OF THE ISSUER TO CDS, AS SUCH LETTER MAY BE REPLACED OR AMENDED FROM TIME TO TIME.

UNLESS PERMITTED UNDER CANADIAN SECURITIES LEGISLATION, THE SECURITIES REPRESENTED HEREBY SHALL NOT BE TRADED ON OR BEFORE THE DATE THAT IS FOUR (4) MONTHS AND ONE (1) DAY AFTER NOVEMBER 9, 2006.

REGISTERED	CUSIP No. 5901886W3	PRINCIPAL AMOUNT:
No. 1		C$600,000,000

MERRILL LYNCH & CO., INC.

MEDIUM-TERM NOTE, SERIES C

Floating Rate Notes due November 9, 2009

(the “Notes”)

MERRILL LYNCH & CO., INC., a corporation duly organized and existing under the laws of the State of Delaware (herein called the “Company”, which term includes any successor corporation), for value received, hereby promises to pay to CDS & CO., or its registered assigns, the principal sum of SIX HUNDRED MILLION CANADIAN DOLLARS (C$600,000,000) on November 9, 2009 (the “Stated Maturity”) and to pay interest on said principal sum monthly in arrears on the 9th day of each month, commencing December 9, 2006 (each such date, an “Interest Payment Date”). For any Interest Period (as defined below) interest will accrue at a floating rate per annum equal to the Canadian Deposit Offering Rate (as defined below), reset monthly, plus 10 basis points, from and including the first day of an Interest Period to but excluding the last day of the Interest Period or the date on which the principal or interest is paid or duly made available for payment; provided, however, that the rate of interest in effect from and including November 9, 2006 (the “Original Issue Date”) to but excluding the first Interest Payment Date shall be determined as if the Original Issue Date were an Interest Reset Date (as defined below). The amount of interest paid for any period will be computed on the basis of a 365-day year and the actual number of days elapsed during such monthly Interest Period. “Interest Period” means the period from and including each Interest Reset Date to but excluding the next succeeding Interest Reset Date. In the event that an Interest Payment Date, other than an Interest Payment Date falling on the Stated Maturity, falls on a day that is not a Business Day, the Interest Payment Date shall be the next succeeding Business Day. If the Stated Maturity falls on a day that is not a Business Day, the payment of principal and interest due on the Stated Maturity shall be paid on the next succeeding Business Day and interest shall accrue up to but excluding such date. A “Business Day” shall mean any day other than a Saturday or Sunday that is neither a legal holiday nor a day on which banking institutions in Toronto, Ontario and The City of New York are authorized or required by law, regulation or executive order to close. The interest installment so payable, and punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name this Note is registered at the close of business on the Regular Record Date for such interest installment, which shall be the close of business on the fifteenth calendar day immediately preceding such scheduled Interest Payment Date. Any such interest installment not so punctually paid or duly provided for shall forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Note is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities may be listed, and upon such notice as may be required by such exchange.

The Canadian Deposit Offering Rate (“CDOR”) means a rate per annum equal to the average rate for Canadian Dollar bankers’ acceptances for a period of the Designated Maturity, as defined below, (or a term as closely as possible comparable to such Designated Maturity) which appears on the Reuters Screen CDOR Page as of 10:00 a.m. Toronto time on an Interest Reset Date. If such rate does not appear on the Reuters Screen CDOR Page on such date, the rate for that date will be determined on the basis of the bid rates of three Schedule I banks (as such term is defined in the Bank Act (Canada)), chosen in the sole discretion of the Calculation Agent, for Canadian Dollar bankers’ acceptances for a period of the Designated Maturity (or a term as closely as possible comparable to such Designated Maturity) for settlement on that date and in an amount that is representative in Toronto, Ontario for a single transaction in bankers’ acceptances at that time accepted by such banks as of 10:00 a.m., Toronto time, on that date. If the second sentence of this definition is applicable, the Calculation Agent will request the principal Toronto office of each of the banks to provide it with a quotation of its rate. If at least two quotations are provided, the rate for that date will be the arithmetic mean of the quotations. If only one quotation is provided as requested, the rate for that date will be the quoted rate. If CDOR cannot be determined for any date in the manner provided for in this definition, it shall be set for such date in such other manner or by reference to such other relevant display page as may be determined by the Calculation Agent, acting reasonably and in good faith.

The “Designated Maturity” shall be one (1) month.

An “Interest Reset Date” shall occur on the 9th day of each month, commencing December 9, 2006; provided , that if any Interest Reset Date falls on a day that is not a Business Day, the Interest Reset Date shall be postponed to the immediately succeeding Business Day.

The Calculation Agent shall be Merrill Lynch Capital Services, Inc.

All determinations made by the Calculation Agent, absent manifest error, will be conclusive for all purposes and binding on the Company and beneficial owners of the Notes.

Unless the Certificate of Authentication hereon has been executed by the Trustee by manual signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

General

This Note is one of a duly authorized issue of the Company’s Medium-Term Notes, Series C. The Notes are issued and to be issued under an indenture (the “Indenture”) dated as of April 1, 1983, as amended and restated, between the Company and The Bank of New York, as successor Trustee (herein called the “Trustee”, which term includes any successor Trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Notes and the terms upon which the Notes are to be authenticated and delivered.

The Notes are issuable only in registered form without coupons in denominations of C$100,000 with C$1,000 integral multiples thereof. As provided in the Indenture and subject to certain limitations therein set forth, the Notes are exchangeable for a like aggregate principal amount of Notes as requested by the Holder surrendering the same. If (x) the Depository is at any time unwilling or unable to continue as depository or ceases to be a recognized clearing agency under the Securities Act (Ontario) or other applicable Canadian securities legislation and a successor depository is not appointed by the Company within 60 days, (y) the Company executes and delivers to the Trustee a Company Order to the effect that this Note shall be exchangeable or (z) an Event of Default has occurred and is continuing with respect to the Notes, this Note shall be exchangeable for Notes in definitive form of like tenor and of an equal aggregate principal amount, in authorized denominations. Such definitive Notes shall be registered in such name or names as the Depository shall instruct the Trustee. If definitive Notes are so delivered, the Company may make such changes to the form of this Note as are necessary or appropriate to allow for the issuance of such definitive Notes.

This Note is not subject to any sinking fund.

In case an Event of Default (as defined in the Indenture) with respect to any Notes shall have occurred and be continuing, the amount payable to a Holder of a Note upon any acceleration permitted by the Notes, with respect to each C$1,000 principal amount of Notes, will be equal to the amount payable on the Stated Maturity, calculated as though the date of early repayment were the Stated Maturity.

In case of default in payment of this Global Note, whether at any Interest Payment Date, the Stated Maturity Date or upon acceleration, from and after such date this Global Note shall bear interest as set forth herein, payable upon demand of the Holders thereof, to the extent that such payment of interest shall be legally enforceable on the unpaid amount due and payable on such date in accordance with the terms of this Global Note to the date payment of such amount has been made or duly provided for.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of 66 2/3% in aggregate original public offering price or principal amount, as the case may be, of the Securities at any time outstanding of each series affected thereby. Holders of specified percentages in aggregate original public offering price or principal amount, as the case may be, of the Securities of each series at the time outstanding, on behalf of the Holders of all the Securities of each series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent or waiver is made upon this Note.

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Note at the time, place and rate, and in the coin or currency, herein prescribed.

As provided in the Indenture and subject to certain limitations set forth therein and herein, the transfer of this Note may be registered on the Security Register of the Company, upon surrender of this Note for registration of transfer at the office or agency of the Company in Toronto, Canada, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company duly executed by, the Holder hereof or by his attorney duly authorized in writing, and thereupon one or more new Notes of authorized denominations and for the same aggregate principal amount, shall be issued to the designated transferee or transferees.

No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

The Indenture and the Notes shall be governed by and construed in accordance with the laws of the State of New York.

All terms used in this Note which are defined in the Indenture but not in this Note shall have the meanings assigned to them in the Indenture.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

Dated: November 9, 2006

MERRILL LYNCH & CO., INC.

By:
Assistant Treasurer

[COPY OF SEAL]

Attest:
Secretary

CERTIFICATE OF AUTHENTICATION This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

The Bank of New York, as Trustee

By:
Authorized Officer

ASSIGNMENT/TRANSFER FORM

FOR VALUE RECEIVED the undersigned registered Holder hereby sell(s), assign(s) and transfer(s) unto (insert Taxpayer Identification No.)                                                                                                                                                                                                                                                                                                                                                                                                                              (Please print or typewrite name and address including postal zip code of assignee)

the within Note and all rights thereunder, hereby irrevocably constituting and appointing attorney to transfer said Note on the books of the Company with full power of substitution in the premises.

Date:
NOTICE: The signature of the registered Holder to this assignment must correspond with the name as written upon the face of the within instrument in every particular, without alteration or enlargement or any change whatsoever.